UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a - 12

COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328
April 18, 2017

Dear Stockholder:
Proxy materials were sent to you on March 17, 2017 for the 2017 Annual Meeting of Stockholders of Columbia Property Trust, Inc. scheduled for Tuesday, May 2, 2017, at 9:00 a.m. Eastern Time. We have changed the location of the annual meeting. The annual meeting will now be held at the offices of King & Spalding LLP located at 1180 Peachtree Street, N.E., Atlanta, Georgia 30309. The original date and time of the annual meeting have not changed.
If you have not yet returned your proxy card or voted your shares over the Internet in the manner described in the proxy statement, we encourage you to do so as soon as possible. You may cast your vote in the matter described in the previously delivered proxy materials. Your vote is very important.
On behalf of your Board of Directors, thank you for your support of Columbia Property Trust, Inc.

Sincerely,

Debbie Newmark
Corporate Secretary

One Glenlake Parkway Suite 1200 Atlanta, GA 30328 columbia.reit	T T F	800 899 8411 404 465 2200 404 465 2201